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                                                                    Exhibit 23.4

                CONSENT OF PRINCIPAL FINANCIAL SECURITIES, INC.


      We hereby consent to the use in the Joint Proxy Statement of The Home-Stake Oil & Gas Company ("HSOG") and The Home-Stake Royalty Corporation, and the Prospectus of HSOG included in the Registration Statement on Form S-4 (the "Registration Statement") of HSOG, of our opinion and to the references to our firm and such opinion included in such Registration Statement.

                                     PRINCIPAL FINANCIAL SECURITIES, INC.
                                     /s/ PRINCIPAL FINANCIAL SECURITIES, INC.



August 19, 1997